Exhibit 99.1

Huntington

NEWS

FOR IMMEDIATE RELEASE
June 14, 2012

Investors Contact:                                                                Media Contact:
Todd Beekman                                                                       Maureen Brown
(614) 480-3878                                                                       (614) 480-5512
todd.beekman@huntington.com                                            maureen.brown@huntington.com

HUNTINGTON BANCSHARES INCORPORATED APPOINTS PETER J. (PETE) KIGHT TO ITS BOARD

Pioneer in financial services technology has made banking transactions more convenient for consumers and businesses around the world

COLUMBUS, Ohio – The Board of Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) has unanimously elected Peter J. (Pete) Kight, founder and former chairman and chief executive officer of groundbreaking financial electronic services and product provider CheckFree, to its board. A native of Columbus, Kight is one of the world’s most respected leaders in financial services technology, most notably in the fields of electronic funds transfer, online banking and electronic billing and payment. Kight is currently co-chairman and managing partner of The Comvest Group.

“Pete is one of the most successful entrepreneurs and influential leaders in the electronic consumer payments industry. He is also a pioneer and a visionary as well as an extraordinarily effective executive,” said Stephen D. Steinour, chairman, president and chief executive officer of Huntington. “Huntington will benefit enormously from his insights and advice as we continue to explore ways to leverage technology to make banking more efficient and convenient for our customers. As a Columbus native, Pete shares Huntington’s vision for the Midwest to help our local communities grow and prosper.”

Kight built CheckFree from an electronic consumer bill pay pioneer to encompass multiple types of payments and processing infrastructures. CheckFree’s growth toward dominance of the electronic payment industry under Kight’s leadership included leveraging business intelligence to detect and prevent fraud, electronic billing, reconciliation and operational risk management capabilities. Kight, who continued to serve through March, 2010 as vice chairman of FiServ following CheckFree’s acquisition, holds more than a dozen patents for electronic banking and payment systems.

“I am delighted to join Huntington, which has been at the forefront of innovative banking and community programs,” said Kight. “I look forward to being part of an active board that is committed to increasing shareholder value and its communities as we grow the bank.”

Kight is an Ellis Island Medal of Honor recipient and was the first recipient of the Lifetime Achievement Award from Bank Technology News, a SourceMedia publication.

About Huntington
Huntington Bancshares Incorporated is a $56 billion regional bank holding company headquartered in Columbus, Ohio. The Huntington National Bank, founded in 1866, provides full-service commercial, small business, and consumer banking services; mortgage banking services; treasury management and foreign exchange services; equipment leasing; wealth and investment management services; trust services; brokerage services; customized insurance brokerage and service programs; and other financial products and services.  The principal markets for these services are Huntington’s six-state banking franchise: Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky.  The primary distribution channels include a banking network of over 660 traditional branches and convenience branches located in grocery stores and retirement centers, and through an array of alternative distribution channels including internet and mobile banking, telephone banking, and over 1,300 ATMs.  Through automotive dealership relationships within its six-state banking franchise area and selected other Midwest and New  England states, Huntington also provides commercial banking services to the automotive dealers and retail automobile financing for dealer customers.